                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        January 31, 1994
                                                 ------------------------------

                                 MERISEL, INC.
- -------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   DELAWARE
- -------------------------------------------------------------------------------
                (State or other jurisdiction of incorporation)

           0-17156                                   95-4172359
- --------------------------------      -----------------------------------------
   (Commission File Number)               (IRS Employer Identification No.)

200 Continental Boulevard, El Segundo, California             90245-0984
- -------------------------------------------------------------------------------
    (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code      (310) 615-3080
                                                   ----------------------------

                                     N/A
- -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(B)     PRO FORMA FINANCIAL INFORMATION.


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements give effect to the acquisition on January 31, 1994 (the "Acquisition") of certain assets of the United States Franchise and Distribution Division (the "F&D Division") of ComputerLand Corporation ("ComputerLand") by Merisel, Inc. ("Merisel") through a wholly-owned subsidiary, Merisel FAB, Inc. ("Merisel FAB"). The Acquisition was accounted for under the purchase method. The unaudited pro forma condensed combined financial statements also assume the purchase by ComputerLand of 1,103,144 shares of Merisel common stock (the "ComputerLand Shares"), which will occur if and when a registration statement covering the resale of such shares is declared effective by the Securities and Exchange Commission. It is presently anticipated that such a registration statement will be filed by Merisel in March 1994. The pro forma condensed combined statement of income for the year ended December 31, 1993 illustrates the potential impact on the historical results of operations assuming that the Acquisition and issuance of the ComputerLand Shares occurred as of January 1, 1993. The pro forma condensed combined balance sheet as of December 31, 1993 has been prepared assuming that the Acquisition and issuance of the ComputerLand Shares occurred as of December 31, 1993.

          The unaudited pro forma condensed combined financial statements have been prepared based upon the historical financial statements of Merisel for the year ended December 31, 1993 and the statement of revenues and operating expenses of the F&D Division for the year ended September 30, 1993. Such statements may not be indicative of the results that would have occurred if the acquisition and issuance of common shares had been consummated on the indicated dates, or of the operating results that may be achieved in the future.

                  MERISEL, INC. AND COMPUTERLAND CORPORATION
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            DECEMBER 31, 1993

                                                    PRO FORMA
                                        --------------------------------------
                                                         SALE OF
                                                        SHARES TO
                             HISTORICAL  ACQUISITION  COMPUTERLAND
                             MERISEL     ADJUSTMENT   ADJUSTMENTS  COMBINED
                             ----------  -----------  ------------ ----------
                                           (In thousands)
ASSETS
Current assets:
 Cash and cash equivalents...$     14     $ 1,850                  $    1,864
 Accounts receivable--net.... 393,252                                 393,252
 Inventories................. 442,392                                 442,392
 Prepaid expenses and other
  current assets.............  15,443         950                      16,393
 Deferred income tax
  benefit....................   8,942                                   8,942
                              -------      -------                  ---------
   Total current assets...... 860,043       2,800                     862,843

Property and equipment--net.   39,858         200                      40,058
Cost in excess of net assets
 acquired--net..............   32,832      82,000                     114,832
Other assets................    3,550                                   3,550
                              -------      ------                   ---------
   Total assets............. $936,283     $85,000                  $1,021,283
                              =======      ======                   =========

LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable........... $414,841     $20,000      $(20,000)   $  414,841
 Accrued liabilities........   26,811                                  26,811
 Short-term bank debt.......   50,929      65,000                     115,929
 Income taxes payable.......    7,697                                   7,697
                              -------      ------        ------     ---------
  Total current liabilities.  500,278      85,000       (20,000)      565,278

Deferred income tax.........    1,787                                   1,787
Long-term debt..............  186,500                                 186,500
Subordinated debt...........   22,000                                  22,000
                              -------      ------        ------     ---------
  Total liabilities.........  710,565      85,000       (20,000)      775,565
                              -------      ------        ------     ---------

Minority interest...........    1,861                                   1,861
                              -------      ------        ------     ---------
Stockholders' equity:
 Common stock...............      296                        11           307
 Additional paid-in capital.  140,775                    19,989       160,764
 Retained earnings..........   91,512                                  91,512
 Cumulative translation
  adjustment................   (8,726)                                 (8,726)
                              -------      ------        ------     ---------
  Total stockholders'
   equity...................  223,857                    20,000       243,857
                              -------      ------        ------     ---------
   Total liabilities and
    stockholders' equity.... $936,283     $85,000           -      $1,021,283
                              =======      ======        ======     =========

   See accompanying notes to unaudited pro forma condensed combined financial statements

                  MERISEL, INC. AND COMPUTERLAND CORPORATION
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1993

                                                              HISTORICAL                             PRO FORMA
                                                    ----------------------------    ---------------------------------------
                                                                                                    SALE OF
                                                                      F&D                          SHARES TO
                                                      MERISEL       DIVISION      ACQUISITION    COMPUTERLAND
                                                     12/31/93       9/30/93       ADJUSTMENTS     ADJUSTMENTS     COMBINED
                                                    ----------    -----------    -------------  --------------   ----------
                                                                      (In thousands, except per share data)

Net sales......................................     $3,085,851    $1,071,306                                     $4,157,157
Cost of sales..................................      2,827,315     1,016,584                                      3,843,899
                                                    ----------    ----------                                     ----------
Gross profit...................................        258,536        54,722                                        313,258
Selling, general & administrative expenses.....        187,152        38,135        $  3,320                        228,607
                                                    ----------    ----------        --------                     ----------
Income from operations.........................         71,384    $   16,587          (3,320)                        84,651
                                                                  ==========
Interest expense...............................         17,810                         6,138        $  (800)         23,148
Other expense..................................          2,722                                                        2,722
                                                    ----------                      --------        -------      ----------
Income before income taxes.....................         50,852                        (9,458)           800          58,781
Provision for income taxes.....................         20,413                         2,852            320          23,585
                                                    ----------                      --------        -------      ----------
Net income.....................................     $   30,439                      $(12,310)        $  480          35,196
                                                    ==========                      ========        =======      ==========
Net income per share...........................          $1.00                                                        $1.12
                                                    ==========                                                   ==========
Weighted average number of common shares
 outstanding...................................         30,454                                        1,103          31,557
                                                    ==========                                       ======      ==========

       See accompanying notes to unaudited pro forma condensed combined financial statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.  GENERAL

    Acquisition Agreement and Services Agreement

    The foregoing unaudited pro forma condensed combined financial statements illustrate the effect of the acquisition (the "Acquisition") by Merisel, Inc. (the "Company"), through a wholly-owned subsidiary, Merisel FAB, Inc. ("Merisel FAB"), of certain assets (the "Assets") of the United States Franchise and Distribution Division (the "F&D Division") of ComputerLand Corporation ("ComputerLand") pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated January 31, 1994 among ComputerLand, Merisel FAB and the Company. Pursuant to the terms of the Purchase Agreement, Merisel FAB paid approximately $80 million in cash for the Assets at the closing of the Acquisition. In addition, the Purchase Agreement provides for a payment by Merisel FAB in 1996 of up to $30 million based upon the growth in the Company's and Merisel FAB's sales of designated vendor products to specified customers over the two-year period ending January 31, 1996; such additional contingent amount is not reflected in the accompanying unaudited pro forma condensed combined financial statements.

    The F&D Division (and now Merisel FAB) is a distributor of computer systems and related products from the leading micro-computer manufacturers to a network comprised of two customer groups: "ComputerLand" franchisees with whom it acts as a franchisor by licensing the "ComputerLand" name and provides both product supply and various support services, and "Datago" affiliates, which are independent dealers and value-added resellers that purchase products from Merisel FAB on a cost-plus basis, but do not license the "ComputerLand" name.

    In connection with its purchase of the F&D Division, Merisel FAB purchased substantially all of the F&D Division's franchise and third-party reseller agreements as well as substantially all of the rights in the United States to ComputerLand's trademarks, tradenames, service marks, copyrights, patents and logos. Merisel FAB did not purchase the order fulfillment systems, warehouse or inventory used by the F&D Division; such assets were retained by ComputerLand. The Company eventually intends to integrate these functions into its facilities and systems.

    For an interim two-year period, Merisel FAB and ComputerLand have entered into a Distribution and Services Agreement dated as of January 31, 1994 (the "Services Agreement") pursuant to which resellers will place product orders with Merisel FAB through the order placement system operated by ComputerLand. ComputerLand will continue to purchase and warehouse vendor products and fulfill reseller orders for substantially all of the products offered by Merisel FAB. Merisel FAB will purchase such products from ComputerLand and will pay ComputerLand a service fee for performing these functions, which approximates the historical allocated cost of such services.

    Under the Services Agreement, Merisel FAB has received $20 million in extended credit terms on its product purchases from ComputerLand. ComputerLand has agreed to use this amount to purchase 1,103,144 shares of the Company's common stock at a per share price of $18.13, if and when a registration statement covering the resale of such shares is declared effective by the Securities and Exchange Commission. It is presently anticipated that such a registration statement will be filed by the Company in March 1994.

Historical Financial Information

    Prior to its acquisition, the F&D Division was not an incorporated entity and separate historical financial statements were not prepared; accordingly, no such financial statements are readily available. The historical information included herein was obtained from the F&D Division's statement of revenues and operating expenses for the year ended September 30, 1993. Such statement presents the revenues, direct expenses and general and administrative expenses allocated from ComputerLand to the F&D Division. Selling, general and administrative expenses include allocated expenses of $27,340,000, representing costs of the distribution centers and general corporate functions and administrative personnel. The expenses have been allocated to the F&D Division based upon such factors as the ratio of the F&D Division's shipments to the total shipments by ComputerLand and

ComputerLand management's estimate of the time spent by shared employees of ComputerLand on work related to the F&D Division. Interest income, interest expense and income taxes were not allocated.

    The statement of revenues and operating expenses, which includes ComputerLand's allocated expenses, may not necessarily reflect the results of operations that would have been obtained had the F&D Division been operated as a separate, stand-alone entity for the period presented and may not be indicative of future revenues and operating expenses of Merisel FAB.

2.  PRO FORMA BALANCE SHEET ADJUSTMENTS RELATED TO THE ACQUISITION

    The initial purchase price for the F&D Division consisted of approximately $80 million in cash and $2 million in direct expenses. The purchase was funded substantially by borrowings under a $65 million note to a bank due in January 1995 and a separate $16 million short-term note which was subsequently repaid in February 1994 from the $20 million of extended credit terms granted to Merisel FAB for product purchases from ComputerLand (the "ComputerLand Payable"). For purposes of the pro forma balance sheet presentation, the ComputerLand Payable is assumed to be outstanding as of the balance sheet date. Approximately $950,000 in fees were incurred in connection with obtaining the notes payable to the bank.

    Under the purchase method of accounting, an allocation of the purchase price to the Merisel FAB assets and liabilities is required to reflect fair values.
An allocation of the purchase price has not yet been performed; however, the following sets forth certain preliminary allocations (all amounts in thousands):


Property and equipment..............................................................................    $   200
Intangible assets--consisting of the purchase price over the
  net assets acquired...............................................................................     82,000
                                                                                                        -------
Preliminary estimated purchase allocation...........................................................    $82,200
                                                                                                        =======

The composition of pro forma balance sheet adjustments is as follows (all amounts in thousands):

a)  Cash
      Cash obtained from bank financing and the ComputerLand Payable
       in excess of the purchase price, acquisition costs and bank fees.............................    $ 1,850
                                                                                                        -------
b)  Other assets
      Fees incurred in connection with obtaining bank notes.........................................    $   950
                                                                                                        -------
c)  Accounts payable
      ComputerLand Payable..........................................................................    $20,000
                                                                                                        -------
d)  Short-term debt
      Note payable to bank..........................................................................    $65,000
                                                                                                        -------

3.  PRO FORMA BALANCE SHEET ADJUSTMENTS RELATED TO SALE OF COMPUTERLAND SHARES

    The Company will issue to ComputerLand 1,103,144 shares of Merisel common stock in exchange for the cancellation of the ComputerLand Payable. The purchase of the ComputerLand Shares will occur if and when a registration statement covering the resale of such shares is declared effective by the Securities and Exchange Commission. As it is the Company's intent to file a registration statement in March 1994 covering the resale of the ComputerLand Shares, the exchange has been reflected in the foregoing unaudited pro forma condensed balance sheet.

4.  PRO FORMA INCOME STATEMENT ADJUSTMENTS RELATED TO THE ACQUISITION

    Unaudited pro forma income statement adjustments are as follows:

                                                                                                         In
a)      Selling, general and administrative expenses                                                 thousands
        --------------------------------------------                                                -----------
        Amortization of the excess of purchase price over net assets ($82 million / 25 years).....       $3,280
        Depreciation of property and equipment ($200,000 / 5 years)...............................           40
                                                                                                     ----------
        Total adjustment..........................................................................       $3,320
                                                                                                     ==========
b)      Interest and other expenses
        ---------------------------
        Interest expense on short-term debt ($65 million at expected average rate of 6.75%).......       $4,388
        Interest expense on ComputerLand Payable ($20 million at an interest rate of 4%)..........          800
        Amortization of bank fees.................................................................          950
                                                                                                     ----------
        Total adjustment..........................................................................       $6,138
                                                                                                     ==========
        NOTE:  A fluctuation of 0.125% in the interest rate would result in an $81,000 change in interest expense.

c)      Provision for income taxes
        --------------------------
        Income taxes have been adjusted to reflect an estimated income tax rate of 40%, net of pro forma adjustments applied to pretax income for the F&D Division.

5. PRO FORMA INCOME STATEMENT ADJUSTMENTS RELATED TO THE SALE OF COMPUTERLAND SHARES

                                                                                                         In
                                                                                                      thousands
                                                                                                      ---------
      Reduction in interest expense from exchange of ComputerLand Payable ($20 million at 4%)              $800
                                                                                                      ---------

6.  NET INCOME PER SHARE

    The pro forma adjustments to weighted average shares represents the issuance of 1,103,144 shares of common stock in exchange for the ComputerLand Payable.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MERISEL, INC.


                                     By: /s/ JAMES L. BRILL
                                         ---------------------------------------
                                         James L. Brill
                                         Senior Vice President-Finance and Chief
                                         Financial Officer


Date: March 24, 1994